Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 4 TO MASTER REPURCHASE AGREEMENT

AND

AMENDMENT NO. 7 TO PRICING SIDE LETTER

Amendment No. 4 to Master Repurchase Agreement (the “Repurchase Agreement Amendment”) and Amendment No. 7 to Pricing Side Letter (the “Pricing Letter Amendment”, and together with the Repurchase Agreement Amendment, this “Amendment”), dated as of January 9, 2014, among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”), EXCEL MORTGAGE SERVICING, INC. (the “Seller”), INTEGRATED REAL ESTATE SERVICE CORP. and IMPAC MORTGAGE HOLDINGS, INC. (the “Guarantors”).

RECITALS

The Buyer, the Seller and the Guarantors are parties to that certain (a) Master Repurchase Agreement, dated as of September 21, 2012 (as amended by Amendment No. 1, dated as of February 21, 2013, Amendment No. 2, dated as of May 2, 2013 and Amendment No. 3, dated as of September 18, 2013, the “Existing Master Repurchase Agreement”; as further amended by this Amendment, the “Master Repurchase Agreement”) and (b)  Pricing Side Letter, dated as of September 21, 2012 (as amended by Amendment No. 1, dated as of November 19, 2012, Amendment No. 2, dated as of February 21, 2013, Amendment No. 3, dated as of May 2, 2013, Amendment No. 4, dated as of June 7, 2013, Amendment No. 5, dated as of September 17, 2013 and Amendment No. 6, dated as of September 18, 2013, the “Existing Pricing Side Letter”; as further amended by this Amendment, the “Pricing Side Letter”).  The Existing Repurchase Agreement and Existing Pricing Side Letter shall be known herein as the “Existing Agreements”.  The Guarantors are parties to that certain Guaranty, dated as of September 21, 2012 (the “Guaranty”), as the same may be further amended from time to time.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Agreements.

The Buyer, the Seller and the Guarantors have agreed, subject to the terms and conditions of this Amendment, that the Existing Agreements be amended to reflect certain agreed upon revisions to the terms of the Existing Agreements.  As a condition precedent to amending the Existing Agreements, the Buyer has required the Guarantors to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, the Seller and the Guarantors hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Agreements are hereby amended as follows:

SECTION 1.         Definitions.  Section 2 of the Existing Master Repurchase Agreement is hereby amended by:

1.1          adding the following definition in its proper alphabetical order:

“Manufactured Home Loan” means a Conforming Mortgage Loan, FHA Loan or VA Loan secured by a manufactured home (as defined by the United States Department of Housing and Urban Development) provided that (a) such manufactured home is attached to a permanent foundation and is no longer transportable and (b) such Conforming Mortgage Loan,

FHA Loan or VA Loan is eligible for securitization by an Agency pursuant to the terms of the applicable Agency guide.

1.2          deleting the definition of “Mortgage Loan” in its entirety and replacing it with the following:

“Mortgage Loan” means any first lien closed Conforming Mortgage Loan, Conforming High LTV Loan, Jumbo Mortgage Loan, FHA Loan, USDA Loan, VA Loan, FHA 203(k) Loan or Manufactured Home Loan which is a fixed or floating-rate, one-to-four-family residential mortgage or home equity loan evidenced by a promissory note and secured by a first lien mortgage, which satisfies the requirements set forth in the Underwriting Guidelines and Section 13.b hereof; provided, however, that, except with respect to Conforming High LTV Loans and as expressly approved in writing by Buyer, Mortgage Loans shall not include any “high-LTV” loans (i.e., a mortgage loan having a loan-to-value ratio in excess of (a) with respect to FHA Loans or VA Loans, 97% (other than VA High LTV Loans), (b) with respect to Conforming Mortgage Loans (other than Conforming High LTV Loans), up to but not including 105% (provided that Conforming Mortgage Loans, other than Conforming High LTV Loans, with an LTV of 80% or higher must be covered by primary mortgage insurance) or (c) such lower percentage set forth in the Underwriting Guidelines) or any High Cost Mortgage Loans and; provided, further, that the related Purchase Date is no more than thirty (30) days (or if the applicable Purchased Mortgage Loan was subject to a transaction under the Repledge Repurchase Documents then ninety (90) days) following the origination date.

SECTION 2.         Schedule 1.  Schedule 1 of the Existing Master Repurchase Agreement is hereby amended by adding the following subsection at the end thereof:

(eee)  Qualified Mortgage. Notwithstanding anything to the contrary set forth in this Agreement, on and after January 10, 2014 (or such later date as set forth in the relevant regulations), (i) prior to the origination of each Mortgage Loan, the originator made a reasonable and good faith determination that the Mortgagor had a reasonable ability to repay the loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(c) and (ii) each Mortgage Loan is a “Qualified Mortgage” as defined in 12 CFR 1026.43(e).

SECTION 3.         Definitions.  Section 1 of the Existing Pricing Side Letter is hereby amended by:

3.1          deleting subsection (viii) of the definition of “Asset Value” and replacing it with the following:

(viii)        when the Purchase Price for such Purchased Mortgage Loan is added to other Combined Purchased Mortgage Loans, the aggregate Purchase Price of all Combined Purchased Mortgage Loans of any type of Mortgage Loan set forth below exceeds the applicable percentage listed opposite such type of Mortgage Loan as set forth below:

Type of Mortgage Loan	Percentage of the Maximum Combined Aggregate Purchase Price (unless otherwise noted)
Conforming Mortgage Loans	100%
FHA Loans and VA Loans	100%
Jumbo Mortgage Loans	100%
FHA 203(k) Loans	10%
Aged Loans	10%
Wet-Ink Mortgage Loans	30%
Manufactured Home Loans	5%
Conforming High LTV Loans (Conforming Tier 1 High LTV Loans, Conforming Tier 2 High LTV Loans and Conforming Tier 3 High LTV Loans, combined)	25%
USDA Loans	5%
Conforming Tier 2 High LTV Loans	2.5%
Conforming Tier 3 High LTV Loans	2.5%
VA High LTV Loans	2.5%

3.2          deleting subsection (a) of the definition of “Purchase Price Percentage” and replacing it with the following:

“Purchase Price Percentage” means, (a) the applicable percentage listed opposite the type of Mortgage Loan as set forth below:

Type of Mortgage Loan	Percentage for Mortgage Loans other than Aged Loans	Percentage for Aged Loans (reductions calculated based upon original Purchase Price Percentage)
Conforming Mortgage Loan (other than Conforming High LTV Loans)	95%	reduced by an additional 5%
FHA Loan and VA Loan	95%	reduced by an additional 5%

USDA Loan	95%	reduced by an additional 5%
FHA 203(k) Loans	95%	reduced by an additional 5%
Jumbo Mortgage Loans	95%	reduced by an additional 5%
Wet-Ink Mortgage Loans	Percentage based on type of Mortgage Loan	n/a
Manufactured Home Loans	95%	reduced by an additional 5%
Conforming High LTV Loans	95%	reduced by an additional 5%
VA High LTV Loans	95%	reduced by an additional 5%

3.3          deleting the definitions of “Maximum Aggregate Purchase Price” and “Pricing Rate” in their entirety and replacing them with the following:

“Maximum Aggregate Purchase Price” means ONE HUNDRED AND TWENTY-FIVE MILLION DOLLARS ($125,000,000).

“Pricing Rate” means (a) CSCOF plus the applicable percentage listed opposite the type of Mortgage Loan as set forth below:

Type of Mortgage Loan	Percentage for Mortgage Loans other than Wet- Ink Mortgage Loans or Aged Loans	Percentage for Wet-Ink Mortgage Loans(increases calculated based upon original Pricing Rate)	Percentage for Aged Loans (increases calculated based upon original Pricing Rate)
Conforming Mortgage Loan (other than Conforming High LTV Loans)	3.00%	increased by an additional 0.25%	increased by an additional 0.25%
FHA Loan and VA Loan	3.00%	increased by an additional 0.25%	increased by an additional 0.25%
USDA Loan	3.00%	increased by an additional 0.25%	increased by an additional 0.25%

FHA 203(k) Loans	3.00%	increased by an additional 0.25%	increased by an additional 0.25%
Jumbo Mortgage Loans	3.00%	increased by an additional 0.25%	increased by an additional 0.25%
Manufactured Home Loans	3.00%	increased by an additional 0.25%	increased by an additional 0.25%
Conforming High LTV Loans	3.25%	increased by an additional 0.25%	increased by an additional 0.25%
VA High LTV Loans	3.25%	increased by an additional 0.25%	increased by an additional 0.25%

(b)           the rate determined in the sole discretion of Buyer with respect to Transactions the subject of which are Exception Mortgage Loans and any other Transactions so identified by the Buyer in agreeing to enter into a Transaction with respect to such Exception Mortgage Loan.

The Pricing Rate shall change in accordance with CSCOF, as provided in Section 5(a). Where a Purchased Mortgage Loan may qualify for two or more Pricing Rates hereunder, unless otherwise expressly agreed to by the Buyer in writing, such Purchased Mortgage Loan shall be assigned the higher Pricing Rate, as applicable.

SECTION 4.         Conditions Precedent.  Section 2 of this Amendment shall become effective as of January 10, 2014 and the remainder of this Amendment shall become effective as of the date hereof, subject to the satisfaction of the following conditions precedent:

4.1          Delivered Documents.  On the date hereof, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)           this Amendment, executed and delivered by the Guarantors, the Buyer and the Seller; and

(b)           such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 5.         Representations and Warranties.  The Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Master Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Master Repurchase Agreement.

SECTION 6.         Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Agreements shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 7.         Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 8.         Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 9.         GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 10.       Reaffirmation of Guaranty.  The Guarantors hereby ratify and affirm all of the terms, covenants, conditions and obligations of the Guaranty and acknowledge and agree that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller to Buyer under the Master Repurchase Agreement and Pricing Side Letter, as amended hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Buyer

By:	/s/ Adam Loskove
Name: Adam Loskove
Title: Vice President

EXCEL MORTGAGE SERVICING, INC., as Seller

By:	/s/ Todd R. Taylor
Name: Todd R. Taylo
Title: EVP / CFO

IMPAC MORTGAGE HOLDINGS, INC., as a Guarantor

By:	/s/ Todd R. Taylor
Name: Todd R. Taylo
Title: EVP / CFO

INTEGRATED REAL ESTATE SERVICE CORP., as a Guarantor

By:	/s/ William S. Ashmore
Name: William S. Ashmore
Title: President

Signature Page to Amendment No. 4 to Master Repurchase Agreement and Amendment No. 7 to Pricing Side Letter